SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      August 2, 1999
(Date of earliest event reported)  (August 2, 1999)

USCI, INC.
(Exact name of registrant as specified in its charter)
Delaware                     0-22282       13-3702647
(State or other jurisdiction (Commission (IRS Employer
 of incorporation)          File Number) Identification No.)

6115-A Jimmy Carter Blvd., Norcross, Georgia        30071
(Address of principal executive offices)          (Zip Code)

                        (770) 840-8888
(Registrant's telephone number including area code)
(Former name or former address if changed since last report)

Item 5.

On October 29, 1999, Ameritel Communications, Inc., a wholly-owned subsidiary of the Registrant, filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in the Southern District of New York. The matter was assigned Case No. 99-11801.
On October 29, 1999, the Registrant announced the filing in the following press release:
"NORCROSS, GA. October 29, 1999 - USCI, Inc. (OTCBB:USCM) announced today that Ameritel Communications, a wholly-owned subsidiary of USCI, Inc., has filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court in the Southern District of New York.
Ameritel will continue to serve its customers during the
reorganization process.
Ameritel intends to emerge from bankruptcy as a smaller and more competitive company. It will emphasize working towards its successful emergence from bankruptcy.
Headquartered in Norcross, GA, Ameritel's customer base is located principally in the New York metropolitan area.
Contact:
     Robert Kostrinsky, Executive Vice President 770/840-8888"
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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USCI, Inc.
                                         (Registrant)

                                  By: /s/ Robert J. Kostrinsky
                                         Robert J. Kostrinsky
                                     Executive Vice President
November 1, 1999